Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:Steve Filton

Chief Financial OfficerApril 25, 2017

610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2017 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended March 31, 2017 and 2016:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $206.1 million, or $2.12 per diluted share, during the first quarter of 2017 as compared to $190.8 million, or $1.93 per diluted share, during the comparable quarter of 2016.

Net revenues increased 6.7% to $2.61 billion during the first quarter of 2017 as compared to $2.45 billion during the first quarter of 2016. As calculated on attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our earnings before interest, taxes, depreciation & amortization (“EBITDA”) increased 5.7% to $460.3 million during the first quarter of 2017 as compared to $435.4 million during the first quarter of 2016.

For the three-month period ended March 31, 2017, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, increased to $204.4 million, or $2.10 per diluted share, as compared to $196.0 million, or $1.98 per diluted share, during the first quarter of 2016.  As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2017, is a favorable after-tax impact of $6.8 million, or $.07 per diluted share, related to our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), as discussed below.  Also included in our reported results were the unfavorable after-tax impacts of $5.1 million, or $.05 per diluted share, during the first quarter of 2017 and $5.2 million, or $.05 per diluted share, during the first quarter of 2016, related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

Acute Care Services – Three-month periods ended March 31, 2017 and 2016:

During the first quarter of 2017, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 5.1% and adjusted patient days increased 1.7%, as compared to the first quarter of 2016. Net revenues from our acute care services increased 4.8% during the first quarter of 2017 as compared to the first quarter of the prior year. At these facilities, net revenue per adjusted admission decreased 0.4% while net revenue per adjusted patient day increased 3.0% during the first quarter of 2017 as compared to the comparable quarter of 2016. On a same facility basis, the operating margin generated from our acute care services was 19.7% during the first quarter of 2017 as compared to 21.1% during the first quarter of 2016. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense, divided by net revenues (excluding the impact of EHR).

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $416 million and $345 million during the three-month periods ended March 31, 2017 and 2016, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $181 million and $140 million during the three-month periods ended March 31, 2017 and 2016.

Behavioral Health Care Services – Three-month periods ended March 31, 2017 and 2016:

During the first quarter of 2017, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.4% while adjusted patient days increased 0.2% as compared to the first quarter of 2016. At these facilities, net revenue per adjusted admission decreased 1.1% while net revenue per adjusted patient day increased 1.1% during the first quarter of 2017 as compared to the comparable quarter in 2016. On a same facility basis, our behavioral health care services’ net revenues increased 1.4% during the first quarter of 2017, as compared to the first quarter of 2016, and the operating margins were 25.6% and 27.5% during the first quarters of 2017 and 2016, respectively.

Update on the Review by The Competition and Markets Authority (“CMA”) of Our December, 2016 Acquisition of Cambian Group, PLC’s Adult Services’ Division:

Late last week the CMA notified us that they have identified potential competition concerns in certain markets and announced its decision to refer our acquisition of Cambian Group, PLC’s Adult Services division for a Phase 2 investigation unless we offer acceptable undertakings to address their concerns. The deadline to propose potential undertakings is April 28, 2017 and the CMA has until May 8, 2017 to accept or reject our proposed undertakings.

Share Repurchase Program:

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the first quarter of 2017, we have repurchased 103,948 shares at an aggregate cost of $11.2 million (approximately $108 per share).  Since inception of the program through March 31, 2017, we have repurchased approximately 4.49 million shares at an aggregate cost of approximately $525.3 million (approximately $117 per share).

Adoption of ASU 2016-09:

Effective January 1, 2017, we adopted ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which amends the accounting for employee share-based payment transactions to require recognition of the tax effects resulting from the settlement of stock-based awards as income tax expense or benefit in the income statement in the reporting period in which they occur.  In connection with the adoption of ASU 2016-09, during the first quarter of 2017, we recorded a $6.8 million reduction to our provision for income taxes which resulted in an increase of $6.8 million, or $.07 per diluted share, in net income attributable to UHS.

Since the impact of ASU 2016-09 on our future financial statements is dependent upon the timing of stock option exercises, and the market price of our stock at the time of exercise, we are unable to estimate the impact this adoption will have on our future provision for income taxes and net income attributable to UHS.  This reporting change is applied prospectively, effective as of January 1, 2017, with the exception of the change in the presentation of the excess income tax benefits related to stock-based compensation in the Statement of Cash Flows, which was applied retrospectively.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on Wednesday, April 26, 2017. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands.  It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2016), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including, but not limited to, costs/benefits related to the impact on our provision for income taxes and net income attributable to UHS resulting from our January 1, 2017 adoption of ASU 2016-09, the implementation of EHR applications at our acute care hospitals, extinguishment of debt, gains/losses on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, and other items and other material amounts that may be reflected in the current or prior year financial statements that relate to prior periods.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2017	2016
Net revenues before provision for doubtful accounts	$2,825,472	$2,619,593
Less: Provision for doubtful accounts	212,614	169,795
Net revenues	2,612,858	2,449,798

Operating charges:
Salaries, wages and benefits	1,237,964	1,148,139
Other operating expenses	607,360	561,584
Supplies expense	277,614	255,250
Depreciation and amortization	110,798	104,049
Lease and rental expense	25,189	24,452
	2,258,925	2,093,474
Income from operations	353,933	356,324
Interest expense, net	35,507	29,600
Income before income taxes	318,426	326,724
Provision for income taxes	107,899	111,005
Net income	210,527	215,719
Less: Net income attributable to noncontrolling interests	4,472	24,960
Net income attributable to UHS	$206,055	$190,759

Basic earnings per share attributable to UHS (a)	$2.13	$1.95

Diluted earnings per share attributable to UHS (a)	$2.12	$1.93

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2017	2016
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$206,055	$190,759
Less: Net income attributable to unvested restricted share grants	(94)	(89)
Net income attributable to UHS - basic and diluted	$205,961	$190,670

Weighted average number of common shares - basic	96,585	97,607

Basic earnings per share attributable to UHS:	$2.13	$1.95

Weighted average number of common shares	96,585	97,607
Add: Other share equivalents	787	1,288
Weighted average number of common shares and equiv. - diluted	97,372	98,895

Diluted earnings per share attributable to UHS:	$2.12	$1.93

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the three months ended March 31, 2017 and 2016
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2017	revenues	March 31, 2016	revenues
Net income attributable to UHS	$206,055		$190,759
Depreciation and amortization	110,798		104,049
Interest expense, net	35,507		29,600
Provision for income taxes	107,899		111,005
Unadjusted EBITDA	$460,259	17.6%	$435,413	17.8%
EHR-related net income attributable to noncontrolling interests, pre-tax	(202)		(962)
Adjusted EBITDA	$460,057	17.6%	$434,451	17.7%

Net revenues	$2,612,858		$2,449,798

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2017		March 31, 2016
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$206,055	$2.12	$190,759	$1.93
Plus/minus adjustments:
Impact of ASU 2016-09	(6,750)	(0.07)	-	-
After-tax impact of EHR-related items	5,073	0.05	5,234	0.05
Adjusted net income attributable to UHS	$204,378	$2.10	$195,993	$1.98

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months
	ended March 31,
	2017	2016
Net income	$210,527	$215,719
Other comprehensive income (loss):
Unrealized derivative gains on cash flow hedges	3,066	(14,299)
Amortization of terminated hedge	0	(84)
Unrealized gain on marketable security	1,094	0
Foreign currency translation adjustment	7,236	5,986
Other comprehensive income before tax	11,396	(8,397)
Income tax expense (benefit) related to items of other comprehensive income	1,551	(5,360)
Total other comprehensive income (loss), net of tax	9,845	(3,037)

Comprehensive income	220,372	212,682
Less: Comprehensive income attributable to noncontrolling interests	4,472	24,960
Comprehensive income attributable to UHS	$215,900	$187,722

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$62,974	$33,747
Accounts receivable, net	1,447,802	1,439,553
Supplies	126,481	125,365
Other current assets	94,817	82,706
Total current assets	1,732,074	1,681,371
Property and equipment	7,470,405	7,314,437
Less: accumulated depreciation	(3,073,869)	(2,983,481)
	4,396,536	4,330,956
Other assets:
Goodwill	3,787,515	3,784,106
Deferred charges	12,562	13,520
Deferred income taxes	1,255	1,234
Other	518,317	506,615
Total Assets	$10,448,259	$10,317,802

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$126,064	$105,895
Accounts payable and accrued liabilities	1,282,540	1,209,329
Federal and state taxes	108,823	2,149
Total current liabilities	1,517,427	1,317,373

Other noncurrent liabilities	272,680	275,167
Long-term debt	3,772,515	4,030,230
Deferred income taxes	75,468	88,119

Redeemable noncontrolling interest	8,848	9,319

UHS common stockholders' equity	4,735,962	4,533,220
Noncontrolling interest	65,359	64,374
Total equity	4,801,321	4,597,594

Total Liabilities and Stockholders' Equity	$10,448,259	$10,317,802

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$210,527	$215,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	110,798	104,049
Stock-based compensation expense	15,348	13,204
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(5,362)	(79,962)
Accrued interest	(6,123)	688
Accrued and deferred income taxes	102,269	91,131
Other working capital accounts	66,877	98,972
Other assets and deferred charges	(7,755)	(5,803)
Other	(229)	20,911
Excess income tax benefits related to stock-based compensation	0	11,002
Accrued insurance expense, net of commercial premiums paid	22,007	22,616
Payments made in settlement of self-insurance claims	(25,349)	(17,298)
Net cash provided by operating activities	483,008	475,229
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(144,338)	(127,214)
Acquisition of property and businesses	(17,832)	(19,543)
Increase in capital reserves of commercial insurance subsidiary	(3,000)	0
Costs incurred for purchase and implementation of information technology application	(9,456)	0
Net cash used in investing activities	(174,626)	(146,757)
Cash Flows from Financing Activities:
Reduction of long-term debt	(260,633)	(166,671)
Additional borrowings	21,600	14,400
Financing costs	0	(44)
Repurchase of common shares	(29,167)	(171,042)
Dividends paid	(9,662)	(9,757)
Issuance of common stock	2,540	2,331
Profit distributions to noncontrolling interests	(4,118)	(3,407)
Net cash used in financing activities	(279,440)	(334,190)
Effect of exchange rate changes on cash and cash equivalents	285	(920)
Increase (decrease) in cash and cash equivalents	29,227	(6,638)
Cash and cash equivalents, beginning of period	33,747	61,228
Cash and cash equivalents, end of period	$62,974	$54,590
Supplemental Disclosures of Cash Flow Information:
Interest paid	$39,404	$27,133
Income taxes paid, net of refunds	$5,253	$9,093
Noncash purchases of property and equipment	$56,427	$47,374

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

% Change
Same Facility:	Quarter ended
3/31/2017
Acute Care Services
Revenues	4.8%
Adjusted Admissions	5.1%
Adjusted Patient Days	1.7%
Revenue Per Adjusted Admission	-0.4%
Revenue Per Adjusted Patient Day	3.0%

Behavioral Health Care Services
Revenues	1.4%
Adjusted Admissions	2.4%
Adjusted Patient Days	0.2%
Revenue Per Adjusted Admission	-1.1%
Revenue Per Adjusted Patient Day	1.1%

UHS Consolidated	First quarter ended
	3/31/2017	3/31/2016
Revenues	$2,612,858	$2,449,798
EBITDA (1)	$460,259	$435,413
EBITDA Margin (1)	17.6%	17.8%

Cash Flow From Operations	$483,008	$475,229
Days Sales Outstanding	50	51
Capital Expenditures	$144,338	$127,214

Debt	$3,898,579	$3,280,406
UHS' Shareholders Equity	$4,735,962	$4,289,218
Debt / Total Capitalization	45.2%	43.3%
Debt / EBITDA (2)	2.32	2.03
Debt / Cash From Operations (2)	2.91	2.62

Acute Care EBITDAR Margin (3)	19.7%	21.1%
Behavioral Health EBITDAR Margin (3)	25.6%	27.5%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months ended
March 31, 2017 and 2016

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/17	03/31/16	% change	03/31/17	03/31/16	% change

Hospitals owned and leased	26	24	8.3%	292	217	34.6%
Average licensed beds	6,107	5,854	4.3%	23,056	21,751	6.0%
Patient days	333,000	325,171	2.4%	1,592,454	1,500,705	6.1%
Average daily census	3,700.0	3,573.5	3.5%	17,693.9	16,491.3	7.3%
Occupancy-licensed beds	60.6%	61.0%	-0.7%	76.7%	75.8%	1.2%
Admissions	74,351	69,674	6.7%	118,330	115,421	2.5%
Length of stay	4.5	4.7	-4.0%	13.5	13.0	3.5%

Inpatient revenue	$5,597,850	$4,965,537	12.7%	$2,183,002	$1,959,570	11.4%
Outpatient revenue	3,294,177	2,767,329	19.0%	246,460	221,643	11.2%
Total patient revenue	8,892,027	7,732,866	15.0%	2,429,462	2,181,213	11.4%
Other revenue	121,265	111,557	8.7%	51,476	50,538	1.9%
Gross hospital revenue	9,013,292	7,844,423	14.9%	2,480,938	2,231,751	11.2%

Total deductions	7,442,762	6,417,521	16.0%	1,231,190	1,040,661	18.3%

Net hospital revenue before provision for doubtful accounts	1,570,530	1,426,902	10.1%	1,249,748	1,191,090	4.9%

Provision for doubtful accounts	180,983	139,755	29.5%	31,626	30,044	5.3%

Net hospital revenue	$1,389,547	$1,287,147	8.0%	$1,218,122	$1,161,046	4.9%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	03/31/17	03/31/16	% change	03/31/17	03/31/16	% change

Hospitals owned and leased	24	24	0.0%	211	211	0.0%
Average licensed beds	5,952	5,854	1.7%	21,758	21,489	1.3%
Patient days	327,969	325,171	0.9%	1,493,406	1,490,216	0.2%
Average daily census	3,644.1	3,573.5	2.0%	16,593.4	16,376.0	1.3%
Occupancy-licensed beds	61.2%	61.0%	0.3%	76.3%	76.2%	0.1%
Admissions	72,652	69,674	4.3%	117,955	115,135	2.4%
Length of stay	4.5	4.7	-3.3%	12.7	12.9	-2.2%

(1)	Henderson Hospital and Desert View Hospital are excluded in current year.
(2)	Skywood Recovery and CAMBIAN facilities are excluded in current year.